March 17, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE:  CHITTENDEN CORPORATION DEFINITIVE PROXY MATERIAL
     REGISTRATION NO. 0-7974

To Whom It May Concern:

Pursuant to the requirements of Rule 14a-6(c) under the Securities Exchange Act of 1934, as amended, there are as follows the definitive proxy statement and the Form of Proxy to be used by management of Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401 (the "Corporation"), in connection with the 1995 Annual Meeting of the Corporation's stockholders.

The Corporation will wire the filing fee of $125.00 via Fedwire.

Should you have any questions concerning this Proxy Statement, please telephone the undersigned at (802) 660-1410.

Kindly acknowledge receipt of this filing by notifying the sender via Compuserve EMAIL.

Very truly yours,

F. Sheldon Prentice
Secretary

                                   NOTICE OF 1995

                                   ANNUAL MEETING

                                        AND

                                  PROXY STATEMENT





                               Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the Stockholders of Chittenden Corporation will be held on April 19, 1995 at 4:00 p.m. in Salon 1 of the Emerald Ballroom of the Sheraton Burlington Hotel and Conference Center, Burlington, Vermont. The Ballroom is on the second floor of the Sheraton, which is at the intersection of Rt. 2 (Williston Road) and Interstate 89, Exit 14W. There are direction signs to conference parking and an elevator to the second floor. The annual meeting is for the purpose of considering and acting upon:

     1.   The election of Directors as provided by the By-Laws.

     2. The approval of the appointment of Arthur Andersen LLP as independent public accountants for 1995.

     3. Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary

March 17, 1995

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 17, 1995

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 19, 1995

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORATION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 19, 1995, at 4:00 p.m., in Salon 1 of the Emerald Ballroom of the Sheraton Burlington Hotel and Conference Center, Burlington, Vermont, at the intersection of Rt. 2 (Williston Road) and Interstate 89, Exit 14W.

   A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 19, 1995 annual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein.

   As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

   A Stockholder who signs and returns a proxy may revoke it at any time before it s exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

   This Proxy Statement and the Corporation's Annual Report, which contains financial statements, will be mailed on or about March 17, 1995 to Stockholders of record on March 3, 1995. The Annual Report is not to be regarded as proxy soliciting material.

   All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Kissel-Blake Inc. to assist with the solicitation of proxies for a fee of $5,000 plus reimbursement of out-of-pocket expenses.

VOTING SECURITIES

  The Board of Directors of the Corporation has fixed the close of business on March 3, 1995 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote.

   As of February 1, 1995 there were 5,914,966 shares of common stock outstanding and entitled to vote.

   As of February 1, 1995 the Directors and Officers of the Corporation, including other members of senior management (the "Officer Group"), owned beneficially 497,446 shares, or approximately 8.41 percent, of the outstanding common stock of the Corporation.

   No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities.

   The Corporation's principal subsidiary, Chittenden Trust Company (the "Bank") , held in a fiduciary or representative capacity, in the aggregate, approximately 399,489 shares, or 6.76 percent, of the outstanding shares of common stock of the Corporation as of December 31, 1994. The Corporation and the Bank disclaim beneficial ownership of these shares.

ELECTION OF DIRECTORS OF CHITTENDEN CORPORATION
(Item 1 on Proxy Card)

Classified Board of Directors

The number of Directors, which is presently set at 12, is established periodically by the Board. All Directors are elected for staggered 3 year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting 4 Directors will stand for election to serve for a term of 3 years unless their retirement, pursuant to the Corporation's By-Laws, occurs prior to the expiration of 3 years.

  It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated.

   Election of Directors requires a majority vote. The 4 nominees for Directors and the 8 continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corporation. According to information supplied by them, these persons, as of February 1, 1995 , owned beneficially the number of shares of common stock of the Corporation indicated.

DIRECTOR NOMINEES

The following persons have been nominated to serve as Directors for terms to expire in 1998.

FREDERIC H. BERTRAND                              Director since 1989

Mr. Bertrand, 58, is Chairman of the Board and Chief Executive Officer of National Life Insurance Company which he joined in 1970 as an attorney. He is a graduate of Norwich University and the College of William and Mary Law School. Mr. Bertrand is a Past Chairman of the American Council of Life Insurance. He is Chairman of the Vermont Business Roundtable and a Director of Central Vermont Public Service Corporation, Union Mutual Fire Insurance Company, New England Guaranty Insurance Company, Central Vermont Economic Development Corporation and several subsidiaries of National Life Insurance Company. Mr. Bertrand has been a Director of the Bank since 1989.

Shares owned:  483
Percent:  .008

DAVID M. BOARDMAN                                 Director since 1978

Mr. Boardman, 60, is Senior Vice President of Hickok and Boardman, Inc., and President of Associates in Financial Planning Inc., an affiliate of Hickok and Boardman Financial Network, with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a Trustee of Vermont Catholic Charities and Past Chairman of the Burlington City Retirement Board and a member of The Burlington Boys and Girls Club Development Steering Committee. He is past Chairman of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, Institute of Certified Financial Planners and the Association of Advanced Life Underwriters. He has been a Director of the Bank since 1978.

Shares owned:  16,364
Percent:  .277

PALL D. SPERA                                     Director since 1985

Mr. Spera, 50, is owner of Pall Spera Company, Realtors and Pall Spera Company, Investment Securities of Stowe. He is a Director and past President of the Vermont Association of Realtors who named him Realtor of the Year in 1980, and is a Director of the National Association of Realtors. Mr. Spera is a Trustee of Vermont Catholic Charities and a Director of the Lake Mansfield Trout Club. He serves on the Advisory Board of the Helen Day Art Center and is a Trustee of Copley Hospital. Mr. Spera became an Incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-1981, and was Acting Chairman of the Board prior to its merger with Chittenden Trust Company. Mr. Spera chairs the Bank's Credit Committee. He has been a Director of the Bank since 1985.

Shares owned:  12,500
Percent:  .211

MARTEL D. WILSON, JR.                             Director since 1983

Mr. Wilson, 58, is Vice President and Chief Financial Officer and a Director of S-K-I Ltd. Mr. Wilson is also Vice President and Chief Financial Officer and Director of Killington Ltd. and Mount Snow Ltd. which are wholly-owned subsidiaries of S-K-I Ltd. and which operate the Killington and Mount Snow ski areas, respectively. He graduated from the University of Colorado and received an M.B.A. degree from Cornell University. Mr. Wilson is also a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California and Nevada. He is a past President and Director of the Rutland Region Chamber of Commerce, a past Trustee of the College of St. Joseph the Provider, a past President and Director of the Rutland Regional Medical Center, a member of the Investment Committee and past Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company. Mr. Wilson chairs the Corporation's Audit Committee. Mr. Wilson has been a Director of the Bank since 1983.

Shares owned:  10,332
Percent:  .175

CONTINUING DIRECTORS

PAUL J. CARRARA                                   Director since 1982
Term expires 1996

Mr. Carrara, 58, is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vt. He is also President of Otter Valley Equipment, Inc., an equipment leasing firm in Rutland. He has been a Director of the Bank since 1982.

Shares owned:  2,400
Percent:  .041


EUGENE P. CENCI                                   Director since 1980
Term expires 1996

Mr. Cenci, 55, has been Co-owner and Executive Vice President of Sheraton Burlington Hotel and Conference Center since 1975. In 1987, he also became Executive Vice President of Ramada Inn Burlington. From 1963 until 1975 he was associated with Holiday Inns, Inc., the last ten years as Innkeeper of the Burlington, Vermont Holiday Inn. In 1990 the Vermont Lodging and Restaurant Association awarded him the Borden E. Avery Innkeeper of the Year Award in recognition of outstanding service to the hospitality industry and displaying the highest standards of innkeeping. In 1992, he became a director of Wake Robin Corporation, a continuing care retirement community. In 1994 Mr. Cenci was honored with the Good Scout Award by The Green Mountain Council, Boy Scouts of America. Recently Mr. Cenci was named Vermont Travel Person of the Year for 1994. Mr. Cenci chairs the Bank's Trust Committee and has been a Director of the Bank since 1980.

Shares owned:  2,420
Percent:  .041


ROBERT E. CUMMINGS, JR.                           Director since 1974
Term Expires 1997

Mr. Cummings, 62, has been a practicing attorney in Bennington, Vermont, since graduation from Georgetown University Law School in 1960. He is a former Vermont Commissioner of Banking and Insurance, a past Trustee of the Vermont Soldiers' Home, and a former State Senator from Bennington County. He became a Director of the Bank in 1973, following acquisition of the County National Bank of Bennington. He is retained from time to time for legal services by the Bennington office of the Bank.

Shares owned:  3,375
Percent:  .057

MARVIN B. GAMEROFF                                Director since 1980
Term Expires 1997

Mr. Gameroff, 62, is founder of his family's investment trust which has financial and real estate holdings in Vermont. He is involved in investment activities in Canada and the United Kingdom. He received a law degree from McGill University and was admitted to the Quebec Bar in 1957. He was formerly a member of the President's Council for Business Administration at the University of Vermont, and he is currently on the Executive Committee of the McGill University Graduates Society (Great Britain). He is a very active member of the Oxford University Foundation (U.K.), and the Vegetarian Society of Great Britain. He was a Director, and major shareholder of Mountain Trust Company, Stowe, Vermont. Mr. Gameroff is a citizen of Canada. He lives in London, England and maintains a vacation home in Stowe, Vermont.

Shares owned:  205,868
Percent:  3.480

PHILIP A. KOLVOORD                                Director since 1977
Term expires 1996

Mr. Kolvoord, 62, is a partner in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a member of the Discovery Museum Board of Directors, and Lake Champlain Aquarium Board of Directors. He is a former President of the Vermont Trial Lawyers Association and the Chittenden Country Bar Association. He is a past Chairman of the Judicial Nominating Board and the Professional Conduct Board. He has been a Director of the Bank since 1977. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank.

Shares owned:  7,195
Percent:  .122

PAUL A. PERRAULT                                  Director since 1990
Term Expires 1997

Paul A. Perrault, 43, is President and Chief Executive Officer of Chittenden Corporation and Chittenden Bank. Mr. Perrault joined the Corporation in 1990. Prior to joining Chittenden, he was President of Bank of New England-Old Colony, Providence, Rhode Island. Before becoming President, Mr. Perrault was Executive Vice President and Senior Loan Officer at Bank of New England-Old Colony. Prior to that, he served in a variety of commercial banking positions in Rhode Island and Boston. He is a 1973 graduate of Babson College and receive his M.B.A. from Boston College School of Management in 1975. He is a member of Vermont Business Roundtable, Director of Lake Champlain Regional Chamber of Commerce, Director of the Greater Burlington Industrial Corporation, member of the Advisory Board of Fleming Museum and a Trustee of Champlain College. Mr. Perrault has been a Director of the Bank since 1990.

Shares owned:  11,617
Percent:  .196

JAMES C. PIZZAGALLI                               Director since 1980
Term expires 1996

Mr. Pizzagalli, 50, is Chairman and Chief Executive Officer of Pizzagalli Construction Company. He joined the company in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Director of the Associated General Contractors of America and of the AGC Education and Research Foundation. Mr. Pizzagalli chairs the Bank's Executive Committee.

Shares owned:  114,602
Percent:  1.937

BARBARA W. SNELLING                               Director since 1974
Term expires 1996

Mrs. Snelling, 67, Chair of the Board of both the Corporation and the Bank since 1990, is Lieutenant Governor of Vermont and President of Snelling & Kolb, Inc., fund-raising consultants, located in South Burlington, Philadelphia and Boston. She was formerly Vice President for Development and External Affairs at the University of Vermont. She served a six-year term on the State Board of Education, was President of the Vermont State School Directors Association, Chair of the Shelburne and Champlain Valley School Boards, a Trustee of Champlain College, President of Chittenden County United Way, and a founding Director of the Board of the Vermont Community Foundation. Mrs. Snelling is currently on the Shelburne Museum and Radcliffe College Boards. She has been a Director of the Bank since 1972.

Shares owned:  43,300
Percent:  .732

NOTES REGARDING DIRECTORS' STOCK OWNERSHIP

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth.

  (1) The share ownership of the following Directors includes shares owned by spouses or adult children living in their home in the amounts indicated parenthetically: Mr. Boardman (44); Mr. Cenci (1,169); Mr. Kolvoord
(5,280); and Mr. Wilson (913). Beneficial ownership of these shares is disclaimed.

  (2) Mr. Pizzagalli's share ownership includes 293 shares held as custodian for his minor son. Beneficial ownership of these shares is disclaimed. Also included are 76,250 shares held by Mr. Pizzagalli with his brothers in the name of Pizzagalli Brothers Company and 3,026 shares held by Pizzagalli Construction Company, a company controlled by Mr. Pizzagalli.

  (3) Mr. Gameroff's share ownership includes 205,645 shares held by The GamBros. Trust I. Mr. Gameroff disclaims any beneficial interest in the Trust. The beneficial owners are S. David Gameroff and Simon Sperber Gameroff of Montreal, Canada, the adult children of Mr. Gameroff. Mr. Gameroff has no control (direct or indirect) of The GamBros. Trust I.


MEETINGS OF THE BOARD OF DIRECTORS AND ITS AUDIT AND EXECUTIVE COMMITTEES

The Board of Directors of the Corporation and the Bank held 13 meetings during the calendar year 1994. No Director attended fewer than 75% of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 1994.

AUDIT COMMITTEE

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand, Boardman, Perrault, ex officio, Wilson (Chair), and Mrs. Snelling. The Committee held 2 meetings during 1994 jointly with the internal auditor, including a meeting with the independent public accountants of the Corporation and its subsidiaries.

   The Audit Committee is charged with determining the adequacy of controls and with monitoring the reliability of financial information by consultation with the independent public accountants and the internal auditors.

EXECUTIVE COMMITTEE

The Corporation has a standing Executive Committee comprised of Messrs. Gameroff, Perrault, ex officio, Pizzagalli (Chair), Spera, Wilson and Mrs. Snelling. The Committee held 14 meetings during 1994.

  The Executive Committee is responsible for strategic planning,investments, officer and non-officer compensation and Directors' succession, among other duties. In this connection, the Executive Committee considers and recommends nominees for election to the Board as vacancies occur. Stockholders may make suggestions for nominees by submitting the nominee's name to the Committee in writing.

REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not presently remunerate its officers, nor does it provide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in the amount of $450 quarterly and $100 per telephone conference meeting.

  All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an annual retainer of $3,000 without regard to attendance and $400 per meeting attended for monthly meetings and $100 per telephone conference meeting of the Board.

   Directors serving on the various Bank committees receive a meeting fee of $300 if the committee meeting is held on a Board meeting day and $400 if the committee meeting is held on a day other than a Board meeting day.

   The Chair of the Board of the Bank receives an annual retainer of $5,000. The Chair of the Executive Committee receives an annual retainer of $2,000 and the Chair of other Committees each receive an annual retainer of $1,000.

   The payment of Directors' fees by the Corporation and the Bank may be deferred by a Director pursuant to a Director's Deferred Compensation Plan, adopted April, 1972, and amended January 1, 1992.

REPORT OF THE COMMITTEE RESPONSIBLE FOR COMPENSATION

The Corporation's executive compensation program continues to be administered by the Executive Committee of the Board with all recommendations receiving approval by the full Board. During 1994, Executive Committee members were:
Messrs. Pizzagalli (Chair), Gameroff, Perrault, ex officio, Spera, Wilson and Mrs. Snelling.

  Compensation policies are designed to ensure competitive levels of compensation for the senior management group. The philosophy governing these policies is to create a balance which rewards senior management based upon individual and Bank performance as measured against both short-term and long-term goals. Consequently, adjustments to base salaries continue to be driven by market comparisons with adjustments made only as the market dictates.

  Individual reward, on an annual basis, continues to be focused on the Executive Management Incentive Compensation Plan (EMICP). As has been described in the past, awards under the EMICP are initially contingent upon the Corporation meeting goals which are established at the beginning of each calendar year. Specific awards are then determined based upon the performance of each executive and are paid out over a four-year period in a combination of cash and stock. Currently, awards are comprised of 25% corporation stock and 75% cash.

  CEO compensation is evaluated using this same philosophy. The Executive Committee, using comparative information on CEO compensation in banks of similar size locally and regionally, and other publicly-held corporations, recommended an adjustment of $15,000/year to Mr. Perrault's compensation, bringing his base salary from $190,000/year to $205,000/year.

  As a participant in the EMICP, Mr. Perrault's award level was set at 59.5% of salary based upon profits of $15MM or greater. Therefore, in February 1995, upon the Corporation meeting such goal, Mr. Perrault received a payment of $45,740.62 cash and 835 shares of corporation stock. This payment follows plan guidelines which provide for 50% of the payment to be made in the first year, and 25%, 15% and 10%, respectively, in the succeeding three years. Additionally, Mr. Perrault earned and received payment of $33,625 and 1,007 shares of stock based upon awards initially established in 1991, 1992 and 1993 which were triggered by the attainment of the 1994 goal. These payments represent the 10%, 15% and 25% portions, respectively, of the earlier awards.

  Additionally, a payment of $79,955.64 was accrued pursuant to the Supplemental Executive Retirement Plan (SERP) which was established for Mr. Perrault in 1993. This accrual was made in accordance with plan guidelines based upon the Bank's Return on Equity (ROE) for 1994 of 15.44%.


                                          SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation

                        Annual Compensation                    Awards              Payouts

            (a)          (b)     (c)        (d)        (e)        (f)      (g)         (h)         (i)
                                                               Re-
                                                               strict-  Securit-   Long-Term
                                                    Other      ed       ies Un-    Incentive    All other
                                                    Annual     Stock    derlying   Plan (LTIP)  Compens-
    Name and Principal                              Compens-   Award(s) Options     Payouts ($)  ation ($)
    Position            Year  Salary ($) Bonus ($)  ation($)   ($) <F2> (#)           <F3>         <F4>
    ------------------  ----  ---------- ---------  --------   -------- --------   ------------ ----------
    Paul A. Perrault    1994  $199,980      -0-        -0-       -0-       -0-     $108,300.99  $14,296.89
    President/CEO       1993  $182,038      -0-        -0-       -0-       -0-     $ 85,000.00
                        1992  $175,000      -0-        -0-       -0-     125,000   $ 52,500.00

    Jerry R. Condon     1994  $110,196   $6,500.00  $12,400<F1>  -0-       -0-         -0-      $ 5,834.84
    Chief Investment    1993  $110,000      -0-       7,675.74   -0-       -0-         -0-
    Officer             1992  $ 12,692      -0-        -0-       -0-      1,875        -0-

    Lawrence W. DeShaw  1994  $110,000      -0-        -0-     $18,250     -0-     $49,943.45   $ 8,945.02
    Executive Vice      1993  $109,615   $6,562.50     -0-       -0-       -0-     $38,787.50
    President           1992  $105,000      -0-        -0-       -0-      6,250    $21,000.00

    John W. Kelly       1994  $105,000      -0-        -0-       -0-       -0-     $45,657.46   $ 8,532.78
    Executive Vice      1993  $105,000   $6,562.50     -0-       -0-       -0-     $33,337.50
    President           1992  $105,000      -0-        -0-       -0-       -0-     $18,375.00

    William R. Heaslip  1994  $102,600      -0-        -0-       -0-       -0-     $21,795.42   $ 8,744.12
    Executive Vice      1993  $102,600      -0-        -0-       -0-       -0-     $19,750.50
    President           1992  $102,600      -0-        -0-       -0-       -0-     $17,955.00



   <F1> This executive received $12,400.00 to cover moving expenses incurred in 1993.

   <F2> At fiscal year-end 1994, Mr. Perrault had 3,125 shares valued at $65,234.38; Mr. DeShaw had 1,625 shares valued at $33,921.88; Mr. Kelly had 1,875 shares valued at $39,140.63 and Mr. Heaslip had 938 shares valued at $19,580.75.  Dividends are payable during the restriction period.

   <F3> The 1994 Long-Term (LTIP) payout reflects 50% of the 1994 award that was earned in 1994, 25%
   of the 1993 award that was earned in 1994, 15% of the 1992 award that was earned in 1994 and
   10% of the 1991 award that was earned in 1994.  The 1993 LTIP payout reflects 50% of the 1993 award earned in 1993, 25% of the 1992 award that was earned in 1993 and 15% of the 1991 award that was earned in 1993.  The 1992 LTIP payout reflects 50% of the 1992 award that was earned in 1992 and
   25% of the 1991 award that was earned in 1992.  A portion of all awards earned and paid in
   1992, 1993 and 1994 are in stock of the Company.

   <F4> Totals in this column are comprised of: 401(k) corporate match of 35% and additional profit sharing match of 25% shown as one total and appreciation on stock awards from the LTIP that were earned in 1994.  The figures, respectively, are as follows; Mr. Perrault $4,777.37 and $9,519.52;
   Mr. Condon $3,500.90; Mr. DeShaw $4,762.95 and $4,182.07; Mr. Kelly $4,649.44 and $3,883.34
   and Mr. Heaslip $4,196.87 and $4,547.25.



                                        Option Grants in Last Fiscal Year

                                                        Individual Grants            Potential
                                                                                     Realizable
                                                                                     Value at
                                                                                     Assumed Annual
                                                                                     Rates of Stock
                                                                                     Price
                                                                                     Appreciation
                                                                                     for Option Term

                   (a)             (b)         (c)         (d)       (e)       (f)     (g)      (h)
                                            % of
                                            Total
                                            Options
                                Number of   Granted
                                Securities  to          Exercise
                                Underlying  Employees   or Base
                                Options     in Fiscal   Price     Expirat-
           Name                 Granted     Year        ($/sh)    ion Date   0%($)   5%($)    10%($)
           Paul A. Perrault        -0-         -0-         -0-       -0-       -0-     -0-      -0-

           Jerry R. Condon         -0-         -0-         -0-       -0-       -0-     -0-      -0-

           Lawrence W. DeShaw      -0-         -0-         -0-       -0-       -0-     -0-      -0-

           John W. Kelly           -0-         -0-         -0-       -0-       -0-     -0-      -0-

           William R. Heaslip      -0-         -0-         -0-       -0-       -0-     -0-      -0-

    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

            (a)                  (b)                  (c)                (d)                 (e)
                                                                  Number of          Value of
                                                                  Unexercised        Unexercised In-the-
                         Shares Acquired on                       Options at Fiscal  Money Options at
    Name                 Exercise (#)         Value Realized ($)  Year-End (#)       Fiscal Year-End ($)

    Paul A. Perrault             -0-                  -0-             133,125         $729,265.63
    Jerry R. Condon              -0-                  -0-               1,875         $ 17,015.63
    Lawrence W. DeShaw          1,875             $28,218.75            9,375         $100,703.12
    John W. Kelly                -0-                  -0-               3,125         $ 49,609.38
    William R. Heaslip           -0-                  -0-               9,375         $ 97,140.63



    Long-Term Incentive Plans - Awards in Last Fiscal Year

                                                                         Estimated Future Payouts
                                                            <F2>
                                                          Under Non-Stock Price Based Plan

            (a)             (b)                  (c)           (d)           (e)          (f)
                                            Performance
                                            or Other
                         Number of Shares,  Period Until
                         and Other   <F1>   Maturation
    Name                 Rights (#/$)       or Payout     Threshold ($)  Target ($)   Maximum ($)

    Paul A. Perrault     835 sh/$45,740.62     3 years         -0-       $60,987.50   $60,987.50
    Jerry R. Condon        0 sh/$     0.00     3 years         -0-       $     0 00   $     0.00
    Lawrence W. DeShaw   392 sh/$21,450.00     3 years         -0-       $28,600.00   $28,600.00
    John W. Kelly        374 sh/$20,475.00     3 years         -0-       $27,300.00   $27,300.00
    William R. Heaslip   141 sh/ $7,695.00     3 years         -0-       $10,260.00   $10,260.00

   <F1>) Figures shown represent unearned portion of 1994 Executive Management Incentive Compensation Plan
   (EMICP) awards.  50% of 1994 awards were earned in 1994 based upon Bank profitibility levels and are reported in Table 1, column h.  The remaining portion will be earned on a schedule of 25%, 15% and 10%
   per year for each of the next three years contingent upon Chittenden meeting profit goals established by the Board in January of each year.

   <F2> Award levels are established in the first year of each four-year performance cycle.  Payouts are based upon Chittenden meeting profit goals which are established annually.  Payout levels do not vary once established at the beginning of each four-year cycle.  A portion of the estimated future payouts will be in stock of the Company.


CHANGE OF CONTROL AGREEMENTS

The Corporation has entered into severance agreements with Mr. Perrault as well as Messrs.
Condon, DeShaw, Kelly and Heaslip.  These agreements are triggered by a change of control and subsequent termination of employment under certain circumstances.  Payments are equal to a multiple of annual salary.  For Mr. Perrault such payments would equal 2.99 times annual salary, and for Messrs. Condon, DeShaw, Kelly and Heaslip, 1, 1.5, 1.99, and t times, respectively.

EMPLOYEES' PENSION PLAN

The Chittenden Corporation Pension Plan (the "Plan") covers employees of the Bank who work 1,000 hours per year and have attained age 21.

The following table illustrates the annual pension benefits payable under the Plan for various representative combinations of preretirement remuneration and years-of-service classifications (assuming retirement at age 65.)

                                                          (1)
                        ESTIMATED ANNUAL PENSION BENEFITS

   Final Five-Year
   Average Annual                    Years of Service at Age 65
   Compensation           10             15             20             25+
   $ 50,000            $ 8,788        $13,182        $17,576       $ 21,970
   $ 75,000             14,198         21,297         28,396         35,495
   $100,000             19,698         29,547         39,396         49,245
   $150,000             30,698         46,047         61,396         76,745
   $200,000             41,698         62,547         83,396        104,245


   (1) For a participant turning age 65 in 1995.

   Final average earnings is the highest 60 consecutive months of compensation (item (c,d,f and h) from the
   Summary Compensation Table) during the 10-year period preceding an employee's retirement (up to age 65), and the employee's years of credited service (up to 25 years).

   The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen.

   With respect to the Pension Plan described above, the credited years of service at December 31, 1994 for those individuals named in the Summary Compensation Table were as follows: Mr. Perrault, 4.452 years;
   Mr. Condon, 2.0195 years; Mr. DeShaw, 24 years; Mr. Kelly, 4.044 years and Mr. Heaslip, 6.760 years.



STOCK PERFORMANCE GRAPH

In defining an appropriate peer group, publicly traded stocks of banking companies operating in Chittenden's trading area were selected. The group consists of: Marble Financial Corporation, Merchants Bancshares Incorporated,
Vermont Financial Services Corporation, Arrow Financial Corporation, and Eastern
Bancorp.

CHITTENDEN CORPORATION
STOCK PRICE PERFORMANCE
FIVE YEAR TOTAL RETURN*

                                                 PERIOD ENDING
                        12/31/89     12/31/90     12/31/91     12/31/92    12/31/93     12/31/94

Chittenden Peers          100.00        58.44        61.58        98.00      114.55       125.31
Chittenden Corp-VT        100.00        51.93        82.62       152.81      223.59       256.62
All NASDAQ US Stocks      100.00        84.92       136.28       158.58      180.93       176.92

BASE = 12-31-89

*DIVIDENDS REINVESTED


INTERESTS IN CERTAIN TRANSACTIONS

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. As of December 31, 1994, the aggregate of loans by the Bank outstanding to the Corporation's officers, Directors and their associates amounted to $7,931,282.

  During 1994, loans by the Bank to its officers and Directors and their associates and to the Officers, Directors of the Corporation, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

  Material transactions during 1994 between the Bank and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTS
(Item 2 on Proxy Card)

The Board of Directors of the Corporation, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Corporation, has appointed Arthur Andersen LLP as independent public accountants of the Corporation for the year ending December 31, 1995, subject to ratification by the stockholders at the annual meeting. The Corporation has been advised by Arthur Andersen LLP that neither the firm nor any of their associates has any relationship with the Corporation or any affiliate of the Corporation. If the foregoing appointment is rejected, or if Arthur Andersen LLP shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1996 Annual Meeting of Stockholders shall be subject to approval by the Stockholders at that meeting.

  Arthur Andersen LLP, independent public accountants of the Corporation for the year ended December 31, 1994, will have representatives at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

  During 1994, Arthur Andersen LLP examined the consolidated financial statements of the Corporation and its subsidiaries and also provided other audit services to the Corporation and to certain of its subsidiaries in connection with Securities and Exchange Commission filings and review of periodic financial statements.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1995.


DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 1996 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 10, 1995.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Directors.

  A copy of the Corporation's Annual Report for 1994 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation's stock upon written request to:

F. Sheldon Prentice, Secretary
Eugenie J. Fortin, Assistant Secretary
Chittenden Corporation
P.O. Box 820
Burlington, Vermont 05402-0820

  Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

IT TAKES ONE MINUTE TO FILL OUT THE PROXY CARD. PLEASE HELP ASSURE THAT THERE WILL BE A QUORUM AT THE ANNUAL MEETING BY RETURNING YOUR PROXY.


FORM OF PROXY

                            CHITTENDEN CORPORATION

               Two Burlington Square, Burlington, Vermont 05402

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Paul J. Carrara, Eugene P. Cenci and James C. Pizzagalli as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on March 3, 1995 at the annual meeting of stockholders to be held on April 19, 1995 or any adjournment.



 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Management recommends a vote FOR proposals 1 and 2. Information about these proposals is contained in the accompanying proxy statement.
    ____________________________________________________

    1.  ELECTION OF DIRECTORS.

        Nominees: Frederic H. Bertrand, David M. Boardman, Pall D. Spera and Martel D. Wilson, Jr.

    2.  Appoint Arthur Andersen LLP as independent public accountants for 1995.